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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
HRPT PROPERTIES TRUST
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):
☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HRPT PROPERTIES TRUST
400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 6, 2003

To the shareholders of HRPT Properties Trust:

        Notice is hereby given that the annual meeting of shareholders of HRPT Properties Trust, a Maryland real estate investment trust, will be held at 3:30 P.M. on Tuesday, May 6, 2003, at 400 Centre Street, Newton, Massachusetts, for the following purposes:

  1.
  To elect two trustees in Group II of our board of trustees.

  2.
  To consider and act upon such other matters as may properly come before the meeting.

        The board of trustees has fixed the close of business on March 21, 2003, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

By Order of the Board of Trustees,
JOHN C. POPEO, Secretary
April 2, 2003

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE.

HRPT PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 6, 2003

INTRODUCTION

        A notice of the annual meeting of shareholders of HRPT Properties Trust, a Maryland real estate investment trust, is on the preceding page and a form of proxy solicited by our board of trustees is enclosed. We are paying the cost of this solicitation. In addition to solicitation by mail, our trustees and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 2, 2003, together with a copy of our annual report to shareholders for the year ended December 31, 2002 (including our audited financial statements).

        The annual meeting record date is March 21, 2003. Only shareholders of record as of the close of business on March 21, 2003, are entitled to notice of, and to vote at, the meeting and any postponement or adjournment thereof. We had 128,918,077 common shares of beneficial interest, $.01 par value per share, outstanding on the record date and entitled to vote at the meeting. The holders of our outstanding common shares are entitled to one vote per common share.

        Common shares represented by valid proxies will count for the purpose of determining the presence of a quorum to take action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the common shares will be voted FOR the election of our board's nominees. To be elected, each nominee for our board must receive the affirmative vote of a majority of our common shares entitled to vote at the meeting. Common shares represented by valid proxies marked "Withhold" as to one or both nominees will not be counted as voting in favor of the applicable nominee or nominees for trustee. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the meeting and voting his or her common shares in person.

        If you do not give a proxy to vote your common shares, your brokerage firm may either leave your common shares unvoted or may vote your common shares on routine matters, including the proposal before the meeting. If your brokerage firm signs and returns a proxy card on your behalf, but does not indicate how the common shares should be voted, the common shares represented on the proxy card will be voted FOR the election of our board's nominees.

Item 1. Election of two trustees in Group II of our board of trustees.

        The number of our trustees is currently fixed at five, and our board of trustees is currently divided into three groups, with two trustees in Group I, two trustees in Group II and one trustee in Group III. Trustees in each group are elected for three year terms.

        Our business is conducted under the general direction of our board of trustees as provided by our declaration of trust, our bylaws and the laws of the State of Maryland, the state in which we were organized on October 9, 1986.

        Three of our trustees, Patrick F. Donelan, Reverend Justinian Manning, C.P. and Frederick N. Zeytoonjian are our independent trustees within the meaning of our declaration of trust; that is, trustees who are not otherwise affiliated or have a material business relationship with us, Reit Management & Research LLC, or RMR, our investment and property manager, or any other person or entity that holds in excess of 8.5% of our issued and outstanding common shares and do not perform any services for us except as trustees.

        Our independent trustees comprise the audit committee of our board of trustees. Our audit committee evaluates and makes recommendations to our board as to the selection of our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal controls with our management and auditors. Our audit committee operates under a written charter adopted by our board of trustees. We do not have a standing nominating committee; however, two of our independent trustees, Messrs. Donelan and Zeytoonjian, were appointed as special representatives to consider proposals for nomination for election or reelection of Group II trustees at the annual meeting and to make recommendations to our board. We do not have a standing compensation committee.

        During 2002, our board of trustees held five meetings and our audit committee held five meetings. During 2002, each trustee attended 75% or more of the total number of meetings of our board of trustees and any committee of which he was a member.

        Each independent trustee receives an annual fee of $20,000 for services as a trustee, plus a fee of $500 for each meeting attended. Only one $500 fee is paid if a board meeting and board committee meeting are held on the same date. The chairperson of the audit committee receives an additional $2,000 annually; this position rotates periodically among our independent trustees. Each independent trustee automatically receives an annual grant of 500 of our common shares as part of his annual compensation. We reimburse our trustees for travel expenses incurred in connection with their duties as trustees.

        The present trustees in Group II are Reverend Justinian Manning, C.P. and Gerard M. Martin. The terms of the Group II trustees elected at the meeting will expire at our 2006 annual meeting of shareholders. Our board of trustees has nominated Reverend Manning and Mr. Martin for reelection as Group II trustees. The persons named in the enclosed proxy intend to exercise properly executed and delivered proxies for the election of Reverend Manning and Mr. Martin, except to the extent that proxy cards indicate that the vote should be withheld for one or both nominees. Senior Housing Properties Trust, or SNH, and Messrs. Martin and Portnoy, who have voting control over 2,343,126 of our common shares (1.8% of our common shares outstanding and entitled to vote at the meeting), intend to vote FOR the election of Reverend Manning and Mr. Martin as Group II trustees.

        The board of trustees recommends a vote FOR the election of Reverend Justinian Manning, C.P. and Gerard M. Martin as Group II trustees.

(2)

NOMINEES FOR TERMS EXPIRING IN 2006

        The following are the recent principal occupations and ages as of March 21, 2003, of Reverend Manning and Mr. Martin:

REVEREND JUSTINIAN MANNING, C.P., Age: 76

        Reverend Manning has been one of our trustees since 1986. Reverend Manning has been the pastor of St. Gabriel's parish in Brighton, Massachusetts for over five years. He is also on the board of directors of Charlesview, a low and moderate income housing program.

GERARD M. MARTIN, Age: 68

        Mr. Martin has been one of our managing trustees since 1986. Mr. Martin is also a managing trustee of Hospitality Properties Trust, or HPT, and of SNH, both former subsidiaries of ours, and has been since 1995 and 1999, respectively. Mr. Martin is also a managing director of Five Star Quality Care, Inc., or Five Star, and has been since 2001. Mr. Martin is a director and 50% beneficial owner of RMR and is a director and 50% owner of Garage Management, Inc., or GMI, a company that provides parking services at one of our properties.

        In addition to Reverend Manning and Mr. Martin, the following persons currently serve on our board of trustees or as our executive officers. The following information is as of March 21, 2003:

CONTINUING TRUSTEES

BARRY M. PORTNOY, Age: 57

        Mr. Portnoy has been one of our managing trustees since 1986. Mr. Portnoy is also a managing trustee of HPT and of SNH and has been since 1995 and 1999, respectively. Mr. Portnoy is also a managing director of Five Star and has been since 2001. Mr. Portnoy is chairman, a director and 50% beneficial owner of RMR and a director and a 50% beneficial owner of GMI. Mr. Portnoy is a Group I trustee and will serve until our 2005 annual meeting of shareholders.

FREDERICK N. ZEYTOONJIAN, Age: 67

        Mr. Zeytoonjian has been one of our trustees since 1999. Mr. Zeytoonjian is the founder and has been Chairman and Chief Executive Officer of Turf Products Corporation, one of the largest distributors of lawn care equipment in the United States, for over five years. Mr. Zeytoonjian is a Group I trustee and will serve until our 2005 annual meeting of shareholders.

PATRICK F. DONELAN, Age: 60

        Mr. Donelan has been one of our trustees since 1998. Mr. Donelan is a Non-Executive Chairman, member of the advisory board, and was Chief Executive Officer through December 2002, of eSecLending (Europe) Ltd, a London based privately owned company in the business of managing securities lending programs for institutional owners of publicly owned securities. From 1999 to 2001, Mr. Donelan was a Director of Dresdner Kleinwort Benson and was a Managing Director of Dresdner Kleinwort Wasserstein in 2001. From 1996 through 1998, he was an Executive Vice President of Dresdner Kleinwort Benson North America LLC, a New York based banking institution which was a

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subsidiary of Dresdner Bank AG of Germany. Mr. Donelan is a Group III trustee and will serve until our 2004 annual meeting of shareholders.

EXECUTIVE OFFICERS

JOHN A. MANNIX, Age: 47

        Mr. Mannix has been our President and Chief Operating Officer since 1999. From 1998 until 1999 he was our Executive Vice President. Mr. Mannix is a Vice President of and has served in various capacities with RMR and its affiliates for over five years. Mr. Mannix is a member of the Urban Land Institute and the Greater Boston Real Estate Board's Real Estate Finance Association.

JOHN C. POPEO, Age: 42

        Mr. Popeo became our Treasurer, Chief Financial Officer and Secretary in 1999. Mr. Popeo is a Vice President of and has served in various capacities with RMR and its affiliates for over five years. Mr. Popeo is a certified public accountant.

DAVID M. LEPORE, Age: 42

        Mr. Lepore has been one of our Senior Vice Presidents since 1998 and is primarily responsible for building operations and acquisition diligence. Mr. Lepore is a Vice President of and has been employed in various capacities by RMR and its affiliates for over five years. Mr. Lepore is a member of the Building Owners and Managers Association, the National Association of Industrial and Office Properties and is a certified real property administrator.

JENNIFER B. CLARK, Age: 41

        Ms. Clark has been one of our Senior Vice Presidents and is a Vice President of and has been employed by RMR since 1999. Ms. Clark is primarily responsible for leasing our office properties and tenant relations. Ms. Clark is an attorney and from 1994 through 1999 was a partner of Sullivan & Worcester LLP, our counsel.

        There are no family relationships among any of our trustees or executive officers. Our executive officers serve at the discretion of our board of trustees.

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OTHER INFORMATION

Compensation of Executive Officers

        We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2002 are described in "Certain Relationships and Related Party Transactions."

        Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR conducts our day to day operations and compensated Messrs. Martin, Portnoy, Mannix, Popeo and Lepore and Ms. Clark in connection with their services to RMR and to us. None of our executive officers have employment agreements with RMR or with us. The following table provides summary long term compensation information for incentive share awards made for the past three years to our executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Restricted Share Awards(1)
John A. Mannix President and Chief Operating Officer	2002 2001 2000	$ $ $	26,040 28,500 19,875
John C. Popeo Treasurer, Chief Financial Officer and Secretary	2002 2001 2000	$ $ $	17,360 19,000 13,250
David M. Lepore Senior Vice President	2002 2001 2000	$ $ $	13,020 9,500 6,625
Jennifer B. Clark Senior Vice President	2002 2001 2000	$ $ $	13,020 9,500 6,625

(1)
All incentive share awards provide that one third of each award vests on the grant date and one third vests on or about each of the next two anniversaries following the grant. In the event any executive officer who has been granted an incentive share award ceases to perform duties for us or ceases to be an officer or employee of RMR during the vesting period, the common shares which have not yet vested may be repurchased by us for nominal consideration. Vested and unvested common shares awarded under our incentive share award plan are entitled to distributions. The dollar amounts shown in the table represent the vested and unvested number of our common shares awarded during the year shown multiplied by our common share closing price on the NYSE on the grant date.

  At December 31, 2002, Messrs. Mannix, Popeo and Lepore and Ms. Clark owned 12,500, 8,500, 7,000 and 3,500 common shares, respectively, which were granted under our incentive share award plan since 1997 and include both vested and unvested common shares. Based on a closing price of $8.24 per share for our common shares on December 31, 2002, these common shares had a value of $103,000, $70,040, $57,680 and $28,840, respectively.

(5)

Compensation Committee Interlocks and Insider Participation

        We do not have a standing compensation committee; rather a committee comprised of our independent trustees (Reverend Manning and Messrs. Donelan and Zeytoonjian) makes recommendations for grants under our incentive share award plan and these recommendations are acted upon by our board of trustees. Relationships between us and certain of our trustees are described under "Certain Relationships and Related Party Transactions."

Performance Graph—Comparison of Cumulative Total Return

        The graph below shows the cumulative total shareholder returns on our common shares (assuming a $100 investment on December 31, 1997) for the past five years as compared with (a) the National Association of Real Estate Investment Trusts, Inc.'s (NAREIT) index of all tax qualified real estate investment trusts listed on the NYSE, the American Stock Exchange and the Nasdaq National Market System, and (b) the Standard & Poor's 500 Index. The graph assumes reinvestment of all cash distributions on the distribution record dates. In addition, the SNH shares we distributed to our shareholders of record on October 8, 1999, are assumed sold on October 8, 1999, and the proceeds immediately reinvested in our common shares. SNH was our wholly owned subsidiary before we distributed a majority of its common shares to our shareholders. Also, the Five Star shares we distributed to our shareholders of record on December 17, 2001, are assumed sold on December 17, 2001, and the proceeds immediately reinvested in our common shares. We received shares of Five Star through our ownership of 12.8 million common shares of SNH; Five Star was a wholly owned subsidiary of SNH prior to being spun off by SNH on December 31, 2001.

(6)

Executive Compensation Report

        We developed and implemented our incentive share award plan in recognition of the following circumstances. First, our common shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because our executive officers are employees of RMR and not of ours, and receive their salary compensation from RMR, the trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and our shareholders, and (b) recognize that our executive officers perform certain duties on our behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the contracts between us and RMR. In granting incentive share awards, our trustees consider factors such as the amount and terms of our incentive shares previously granted to our executive officers and the amount of time spent and complexity of the duties performed by executive officers on our behalf. The trustees imposed, and may impose, vesting and other conditions on the granted common shares which may encourage recipients of share awards to remain with us and RMR.

        In 2002, Mr. Mannix, our President and Chief Operating Officer, received a grant of 3,000 common shares under our incentive share award plan, 1,000 of which vested immediately upon grant and 1,000 of which will vest in each of 2003 and 2004. In 2002, Mr. Popeo, our Treasurer, Chief Financial Officer and Secretary, received a grant of 2,000 common shares, 666 of which vested immediately upon grant and 667 of which will vest in each of 2003 and 2004. In 2002, Mr. Lepore and Ms. Clark, our Senior Vice Presidents, each received a grant of 1,500 common shares, 500 of which vested immediately upon grant and 500 of which will vest in each of 2003 and 2004. In addition to shares granted to our executive officers listed above, 7,000 of our common shares were granted to other employees of RMR in 2002. The determination of the number of common shares granted to these individuals was based on the number of common shares previously granted to them, the fair market value of the common shares granted, and the trustees' opinion as to the value of the services to us performed by each individual.

        Payments by us to RMR are described in "Certain Relationships and Related Party Transactions."

BOARD OF TRUSTEES
Patrick F. Donelan
Reverend Justinian Manning, C.P.
Gerard M. Martin
Barry M. Portnoy
Frederick N. Zeytoonjian

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Audit Committee Report

        Our audit committee is comprised of three trustees. None of these trustees are officers of ours. All members of our audit committee are independent as defined by currently applicable NYSE rules. Until 2001, one audit committee member, Mr. Donelan, was an executive officer of a company with which we have had business relationships. Our board of trustees has determined that this relationship does not interfere with his exercise of independent judgment as a trustee and as a member of our audit committee. Our board of trustees has adopted a written charter for our audit committee.

        In the course of its oversight of our financial reporting process, our audit committee has: (i) reviewed and discussed with management our audited financial statements for the year ended December 31, 2002; (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees; (iii) received the written disclosures and the letter from our auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees; (iv) discussed with our auditors their independence; and (v) considered whether the provision of nonaudit services by our auditors is compatible with maintaining their independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, our audit committee recommended to our board of trustees that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2002, for filing with the SEC.

AUDIT COMMITTEE
Reverend Justinian Manning, C.P., Chairman
Patrick F. Donelan
Frederick N. Zeytoonjian

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Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth information regarding the beneficial ownership of our common shares by each of our trustees and executive officers, individually and as a group, as of March 21, 2003. There are no persons known to us to be the beneficial owner of more than 5% of our outstanding common shares. Unless otherwise indicated, each owner named below has sole voting and investment power for all common shares shown to be beneficially owned by that person, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership(1)
Name and Address(2)	Number of Shares	Percent
Jennifer B. Clark(3)	3,987	*
Patrick F. Donelan(4)	2,500	*
David M. Lepore(3)	7,000	*
Rev. Justinian Manning, C.P.(4)	5,500	*
John A. Mannix(3)	16,182	*
Gerard M. Martin(5)	1,671,563	1.3%
John C. Popeo(3)	8,500	*
Barry M. Portnoy(5)	1,671,563	1.3%
Frederick N. Zeytoonjian(4)	2,000	*
All trustees and executive officers as a group (nine persons)(3)(4)(5)	2,388,795	1.9%

*
Less than 1% of our common shares.

(1)
Our declaration of trust places restrictions on the ability of any person or group to acquire beneficial ownership of more than 8.5% of any class of our equity shares.

(2)
The address of each of our trustees and executive officers is c/o HRPT Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(3)
Includes the following common shares granted under our incentive share award plan which have not vested: Ms. Clark—1,333 shares; Mr. Lepore—1,333 shares; Mr. Mannix—3,000 shares; and Mr. Popeo—2,001 shares.

(4)
Includes the annual grant of 500 common shares as part of the annual compensation to each independent trustee.

(5)
Messrs. Martin and Portnoy each own 46,415 common shares directly. Mr. Martin is the sole stockholder of a corporation which owns 625,148 common shares. Mr. Portnoy is the sole stockholder of a separate corporation which owns 625,148 common shares. SNH, of which Messrs. Martin and Portnoy are managing trustees, owns 1,000,000 common shares. Messrs. Martin and Portnoy may be deemed to have beneficial ownership of the common shares owned by SNH; however, Messrs. Martin and Portnoy disclaim beneficial ownership of SNH's 1,000,000 common shares.

(9)

Certain Relationships and Related Party Transactions

        On October 12, 1999, we distributed a majority of the shares of our subsidiary, SNH, to our shareholders of record on October 8, 1999. In order to effect this spin off and to govern relations after the spin off, we entered into a transaction agreement with SNH, pursuant to which it was agreed that so long as (i) we remain a more than 10% shareholder of SNH; (ii) we and SNH engage the same investment manager; or (iii) we and SNH have one or more common managing trustees; then we will not invest in properties involving senior housing without the prior consent of SNH's independent trustees, and SNH will not invest in office buildings, including medical office buildings or clinical laboratory buildings, without the prior consent of our independent trustees. Should an investment involve both senior housing and office components, the character of the investment will be determined by building area, excluding common areas, unless our board and SNH's board otherwise agree at the time. These provisions do not apply to any investments held by us at the time of the spin off.

        We have an agreement with RMR to provide investment, management and administrative services to us. RMR is compensated at an annual rate equal to 0.7% of our average real estate investments, as defined, up to the first $250 million of such investments and 0.5% thereafter plus an incentive fee based upon increases in funds from operations per share, as defined. The incentive fee payable to RMR is paid in common shares. Aggregate fees paid to RMR for services during 2002 were $15.06 million, including $772,902 (based upon a per share price of $8.326) paid in 92,830 restricted common shares as an incentive fee. RMR's incentive shares for 2002 were issued to RMR and purchased from RMR by Messrs. Martin and Portnoy in March 2003 at their then current market value.

        We also have agreements with RMR under which RMR provides property management services for our office buildings. Fees paid to RMR under these property management agreements are based on a formula, generally 3% of gross collected rents as a property management fee and 5% of gross construction costs as a construction management fee. RMR does not receive any acquisition, disposition, financing or leasing fees or commissions from us. We are also party to a parking management agreement with GMI, pursuant to which GMI provides parking management services for a garage associated with one of our properties. Under this agreement, GMI earns a fee of 3% of gross parking receipts. Total management fees paid to RMR and GMI for 2002 were $12.67 million and $16,200, respectively. RMR rents office space from us; during 2002, RMR paid to us rents of $293,000 for office space.

        RMR and GMI are owned by Messrs. Martin and Portnoy who are our managing trustees. Messrs. Martin and Portnoy each have material interests in the transactions between us and RMR and GMI described above. All transactions between us, on the one hand, and RMR or GMI, on the other hand, are approved by our independent trustees.

        Until March 31, 1997, Mr. Portnoy was a partner in the firm of Sullivan & Worcester LLP, our counsel and counsel to HPT, SNH, RMR, GMI, Five Star, and affiliates of each of the foregoing, and he received payments during 2002 from that firm in respect of his retirement.

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SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our trustees, executive officers and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the SEC and the NYSE. Our executive officers, trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished to us or written representations that no such reports were required, we believe that, during 2002, all filing requirements applicable to our executive officers, trustees and greater than 10% shareholders were timely met.

AUDITORS

        We are not required to submit the selection of our auditors to a shareholder vote. Our board of trustees appointed Ernst & Young LLP as our independent auditors for 2002, based on the unanimous recommendation of our audit committee. A representative of Ernst & Young LLP is expected to be present at our annual meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at our annual meeting.

        The fees for services provided by Ernst & Young LLP to us in 2002 were as follows:

Audit Fees	$216,500
Financial Information Systems Design and Implementation Fees	—
All Other Fees:
Audit Related(1)	$203,500
All Other	$38,142

(1)
Includes fees for services typically provided by the auditor including assistance with SEC filings and fees associated with audits of some of our subsidiaries.

SHAREHOLDER NOMINATIONS AND PROPOSALS

        To be eligible for consideration at our 2004 annual meeting, shareholder nominations of a person (or persons) to be elected as a trustee (or trustees) must be received at our principal executive office no earlier than December 4, 2003, and no later than January 3, 2004. Shareholder nominations must also be made in compliance with the other requirements for shareholder nominations set forth in our bylaws. Shareholder nominations which meet the requirements of our bylaws will not be included in our proxy for the 2004 annual meeting unless those nominations are also supported by our board of trustees, but they may be considered at the annual meeting whether or not they are supported by our board of trustees.

        Under the rules and regulations of the Securities and Exchange Commission, to be eligible for inclusion in our proxy statement for our 2004 annual meeting, proposals of shareholders other than nominations must be received at our principal executive office no later than December 4, 2003, and must otherwise satisfy the conditions established by the Securities and Exchange Commission for such inclusion. Proposals of shareholders other than nominations intended for presentation at the 2004

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annual meeting but not intended to be included in our proxy statement for that meeting must be received at our principal executive office no earlier than December 4, 2003, and no later than January 3, 2004, and must meet all other requirements set forth in our bylaws.

        Copies of our bylaws, including the provisions which concern the requirements for shareholder nominations and proposals, may be obtained by writing to our Secretary, HRPT Properties Trust, 400 Centre Street, Newton, MA 02458.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may participate in the practice of "householding" proxy statements and annual reports. This means that unless shareholders give contrary instructions only one copy of our proxy statement or annual report may be sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to you if you call or write to us at the following address or telephone number: Investor Services, HRPT Properties Trust, 400 Centre Street, Newton, MA, 02458, telephone (617) 332-3990. If you want to receive separate copies of our proxy statement or annual report in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address or telephone number.

OTHER MATTERS

        At this time, we know of no other matters which will be brought before our annual meeting. However, if other matters properly come before our annual meeting or any postponement or adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

By Order of the Board of Trustees
JOHN C. POPEO, Secretary
Newton, Massachusetts April 2, 2003

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HRPT PROPERTIES TRUST
400 Centre Street, Newton, Massachusetts 02458

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

The undersigned shareholder of HRPT Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints JOHN A. MANNIX, GERARD M. MARTIN and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the annual meeting of shareholders of the Company to be held at the Company's offices at 400 Centre Street, Newton, Massachusetts on Tuesday, May 6, 2003 at 3:30 p.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the notice of the annual meeting of shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST AS INSTRUCTED ON THE REVERSE SIDE HEREOF. IF THIS PROXY IS EXECUTED BUT NO INSTRUCTION IS GIVEN, THE VOTES ENTITLED TO BE CAST BY THE UNDERSIGNED WILL BE CAST "FOR" EACH OF THE NOMINEES FOR TRUSTEE AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE VOTE, DATE AND SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

HRPT PROPERTIES TRUST

1.	Election of Trustees in Group II:					2.	In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on such other business as may properly come before the meeting.
	Nominees:	(01) Reverend Justinian Manning, C.P. (02) Gerard M. Martin
		FOR BOTH NOMINEES	☐	☐	WITHHOLD AS TO BOTH
FOR BOTH EXCEPT ☐
		If you do not wish your shares voted "FOR" a particular nominee, write the name of that nominee on the line provided above. Your shares will be voted for the remaining nominee.					Mark box at right if an address change or comment has been noted on the reverse side of this card.	☐
Please be sure to sign and date this Proxy.
Shareholder or authorized agent		Co-owner or authorized agent
sign here:	Date:	sign here:	Date:

QuickLinks

HRPT PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 6, 2003
HRPT PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
PROXY STATEMENT ANNUAL MEETING OF SHAREHOLDERS To Be Held on Tuesday, May 6, 2003
INTRODUCTION
NOMINEES FOR TERMS EXPIRING IN 2006
CONTINUING TRUSTEES
EXECUTIVE OFFICERS
OTHER INFORMATION
SUMMARY COMPENSATION TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
SHAREHOLDER NOMINATIONS AND PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
HRPT PROPERTIES TRUST 400 Centre Street, Newton, Massachusetts 02458
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES